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                                                                    EXHIBIT 21.1

LUMONICS INC.
SUBSIDIARIES AS AT DECEMBER 31, 1998


                                                                  LOCATION

Lumonics Inc.                                                      Canada
 (corporate office, Kanata and Optics)

DIRECT SUBSIDIARIES, 100% OWNED BY LUMONICS INC.

Lumonics Corporation                                                 US
 (Livonia, Oxnard, Eden Prairie and Phoenix)
Lumonics Limited                                                     UK
 (Rugby and Hull)
Lumonics Systems(s) Pte Ltd                                      Singapore

Lumonics GmbH                                                     Germany

Lumonics Hungary Trade Company Limited by Shares                  Hungary

Lumonics (Barbados) Inc.                                          Barbados

1248988 Ontario Inc.                                               Canada

Lumonics do Brasil Limitada                                        Brazil

INDIRECT SUBSIDIARIES, 100% OWNED BY LUMONICS INC.

Lumonics SARL                                                      France
- owned directly by Lumonics Limited

Lumonics FSC Corporation                                          Barbados
- owned directly by Lumonics Corporation